SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Rhinebeck Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

⌧	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 15, 2026

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Rhinebeck Bancorp, Inc., the holding company for Rhinebeck Bank.

We will hold the meeting at Rhinebeck Bank’s corporate office, located at 2 Jefferson Plaza, Poughkeepsie, New York and virtually via live webcast at www.cstproxy.com/rhinebeckbancorp/2026 on Tuesday, May 19, 2026, at 9:00 a.m., Eastern time. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.cstproxy.com/rhinebeckbancorp/2026. To participate in the virtual meeting, you will need the 12-digit control number included on your proxy card. The meeting will begin promptly at 9:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. The notice of annual meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person or virtually and regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or via the Internet. Voting instructions appear on the enclosed proxy card. If you attend the meeting, either in person or virtually, you may vote even if you have previously mailed a proxy card or voted by Internet.

We look forward to seeing you at the meeting.

Sincerely,

Matthew J. Smith
President and Chief Executive Officer

Rhinebeck Bancorp, Inc.

2 Jefferson Plaza

Poughkeepsie, New York 12601

(845) 454-8555

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., Eastern time, Tuesday, May 19, 2026

PLACE	Rhinebeck Bank’s Corporate Office 2 Jefferson Plaza Poughkeepsie, New York Or or www.cstproxy.com/rhinebeckbancorp/2026

ITEMS OF BUSINESS	(1) The election of three directors to serve for a term of three years and one director for a term of two years;

(2) The ratification of the appointment of Wolf & Company, P.C. to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(3) The approval of an advisory (non-binding) vote on the compensation of our named executive officers as named in this proxy statement.

RECORD DATE	To vote, you must have been a stockholder as of the close of business on March 27, 2026.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet or by mail by completing and returning the enclosed proxy card in the accompanying self-addressed envelope. Voting instructions are printed on the proxy card. You may revoke a proxy at any time before its exercise at the meeting by following the instructions in the following proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Megan Bourgoin
Corporate Secretary

Poughkeepsie, New York
April 15, 2026

RHINEBECK BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

Rhinebeck Bancorp, Inc. is providing this proxy statement to you in connection with the solicitation of proxies by its Board of Directors only for use at the 2026 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. In this proxy statement, we may refer to Rhinebeck Bancorp, Inc. as “Rhinebeck Bancorp,” the “Company,” “we,” “our” or “us.” Rhinebeck Bank is the wholly-owned subsidiary of Rhinebeck Bancorp. Rhinebeck Bancorp is the majority-owned subsidiary of Rhinebeck Bancorp, MHC, a mutual holding company.

We will hold the annual meeting at Rhinebeck Bank’s corporate office, located at 2 Jefferson Plaza, Poughkeepsie, New York and virtually at www.cstproxy.com/rhinebeckbancorp/2026 on Tuesday, May 19, 2026 at 9:00 a.m., Eastern time.

This proxy statement and a proxy card are first being mailed to stockholders on or about April 15, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2026

This proxy statement and our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available on the Internet at www.cstproxy.com/rhinebeckbancorp/2026. The Annual Report includes our audited consolidated financial statements for the year ended December 31, 2025.

INFORMATION ABOUT VOTING AND ATTENDANCE FOR THE MEETING

Who May Vote at the Meeting

You are entitled to vote your shares of Rhinebeck Bancorp common stock if you owned your shares as of the close of business on March 27, 2026. As of the close of business on that date, 11,152,973 shares of common stock were outstanding, of which 6,345,975 shares were owned by Rhinebeck Bancorp, MHC and the remaining 4,806,998 shares were owned by public stockholders. Each share of common stock has one vote.

Our Articles of Incorporation provide that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares (other than Rhinebeck Bancorp, MHC) are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of common stock of Rhinebeck Bancorp in one or more of the following ways:

●	Directly in your name as the stockholder of record;
●	Indirectly through a broker, bank or other holder of record in “street name”; or
●	Indirectly through the Rhinebeck Bank Employee Stock Ownership Plan (the “ESOP”) or the Rhinebeck Bank 401(k) Plan (the “401(k) Plan”).

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person or virtually at the annual meeting.

If you hold your shares in “street name,” you are considered the beneficial owner of your shares and your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or via the Internet. Refer to the voting instruction form that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person or virtually at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you are a participant in the ESOP or own shares of common stock indirectly through the 401(k) Plan, see “Participants in the ESOP and the 401(k) Plan” below for voting instructions.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of Rhinebeck Bancorp common stock entitled to vote are represented at the meeting, either in person, virtually, or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will be asked to elect three directors to serve for a term of three years and one director to serve for a term of two years. In voting on the election of directors (Item 1), you may vote in favor of or withhold your vote as to any or all of the nominees. The maximum number of directors to be elected at the annual meeting is four. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the four nominees receiving the largest number of votes cast will be elected.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 2), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting is required to approve this proposal.

In voting to approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers (Item 3), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting is required to approve this proposal.

Because Rhinebeck Bancorp, MHC owns more than 50% of the outstanding shares of Rhinebeck Bancorp common stock, the votes cast by Rhinebeck Bancorp, MHC will ensure the presence of a quorum and will decide the outcome of the vote on the election of directors (Item 1), the ratification of the appointment of the independent registered public accounting firm (Item 2) and the advisory vote on executive compensation (Item 3) vote.

Effect of Not Casting Your Vote

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Item 1) and the advisory vote on executive compensation (Item 3). Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares on certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote on Items 1 and 3, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank, broker or other holder of record, however, does have discretion to vote any shares for which you do not provide instructions on the proposal to ratify the appointment of the independent registered public accounting firm (Item 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend and vote at the meeting, either in person or virtually, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In counting votes on the election of directors, ratification of the appointment of the independent registered public accounting firm, or the advisory vote on executive compensation, broker non-votes and abstentions will have no effect.

Voting by Proxy Card

The Board of Directors of Rhinebeck Bancorp is sending you this proxy statement to request that you allow your shares of Rhinebeck Bancorp common stock to be represented at the annual meeting by the persons named on the proxy card. If you are a registered stockholder, you may vote by completing and mailing the enclosed proxy card or voting via the internet. All shares of Rhinebeck Bancorp common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

●	“FOR” each nominee for director;
●	“FOR” the ratification of the appointment of Wolf & Company, P.C. to serve as the independent registered public accounting firm for the year ending December 31, 2026; and
●	“FOR” the advisory (non-binding) vote on executive compensation.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment as to how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Voting via the Internet

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Rhinebeck Bancorp common stock via the Internet. The Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet voting are set forth on the proxy card. The deadline for voting via the Internet in advance of the meeting is 11:59 p.m., Eastern time, on May 18, 2026.

Attending the Meeting in Person

Stockholders are invited to attend the annual meeting and may vote in person during the meeting.

If you hold your shares in street name, you will need appropriate proof of ownership from your holder of record to be admitted to the meeting. You should contact your bank, broker or other holder of record in advance to obtain proof of ownership. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

Attending the Meeting Virtually

Stockholders will also be able to access the meeting virtually by webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.cstproxy.com/rhinebeckbancorp/2026. You also will be able to vote your shares online by attending the annual meeting by webcast. The online meeting will begin promptly at 9:00 a.m., Eastern time. We encourage you to access the meeting before the start time leaving ample time to check in. To participate in the annual meeting, you will need the 12-digit control number included on your proxy card.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Rhinebeck Bancorp stock holdings along with your name and e-mail address to Continental Stock Transfer. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on May 13, 2026.

You will receive a confirmation of your registration by e-mail after we receive your registration materials.

Requests for registration should be directed to us at the following:

By e-mail: Forward the e-mail from your broker, or attach an image of your legal proxy, to: proxy@continentalstock.com

By mail:

Continental Stock Transfer

Rhinebeck Bancorp Legal Proxy

1 State Street 30th Floor

New York, NY 10004-1561

Revoking Your Proxy

Whether you vote by mail or via the Internet, if you are a registered stockholder, you may revoke your proxy by:

●	sending a written statement to that effect to our Corporate Secretary;
●	submitting a properly signed proxy card with a later date;
●	voting via the Internet at a later time so long as such vote is received by the applicable time and date set forth above for registered stockholders; or
●	voting at the annual meeting in person or virtually (Note: Attendance at the annual meeting will not in itself constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP and the 401(k) Plan

If you are a participant in the ESOP, you will receive a voting instruction card that reflects all the shares that you may direct the ESOP trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but you may direct the trustee how to vote the shares of Rhinebeck Bancorp common stock allocated to your ESOP account. The ESOP trustee will vote all unallocated shares of Rhinebeck Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.

If you hold Rhinebeck Bancorp common stock in the 401(k) Plan, you will receive a voting instruction card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants.

The deadline for returning your voting instruction cards to the ESOP trustee and/or the 401(k) Plan trustee is May 11, 2026.

CORPORATE GOVERNANCE

General

We periodically review our corporate governance policies and procedures to ensure that they meet the highest standards of ethical conduct, so we can report results with accuracy and transparency and fully comply with the laws, rules and regulations that govern our operations.

Director Independence

The Board of Directors currently consists of nine members, all of whom are considered independent under the listing standards of the Nasdaq Stock Market, except for Matthew J. Smith who serves as our President and Chief Executive Officer. In determining the independence of directors, the Board of Directors has considered transactions, relationships and other arrangements between Rhinebeck Bancorp and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions With Related Persons,” including business services performed by Director Christopher Chestney’s brother-in-law.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of these offices allows the President and Chief Executive Officer to better focus on his responsibilities of managing the daily operations of Rhinebeck Bancorp and Rhinebeck Bank, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. William C. Irwin currently serves as the Chairman of the Board and is independent under the listing standards of the Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks that Rhinebeck Bancorp faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attend meetings of the Board of Directors and are available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies Rhinebeck Bancorp’s standing committees and their members as of the date of this proxy statement. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Corporate Governance portion of the Investor Relations section of Rhinebeck Bank’s website (www.rhinebeckbank.com).

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Donald E. Beeler Jr.	X	X
Christopher W. Chestney	X		X*
Freddimir Garcia		X*	X
Steven E. Howell	X*	X
William C. Irwin**			X
Shannon Martin LaFrance	X		X
Sharon A. McGinnis		X	X
Nancy K. Patzwahl	X
Matthew J. Smith
Number of meetings in 2025	6	5	5

*     Chairperson of the committee.

**	Chairman of the board.

Audit Committee. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The committee also receives and reviews the reports and findings and other information presented to them by Rhinebeck Bancorp’s officers regarding financial reporting policies and practices. The Audit Committee also reviews the performance of Rhinebeck Bancorp’s independent registered public accounting firm, the internal audit function and oversees policies associated with financial risk assessment and risk management. The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. The Board of Directors has determined that Steven E. Howell and Nancy K. Patzwahl each qualify as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

Compensation Committee. The Compensation Committee approves the compensation objectives for Rhinebeck Bancorp and Rhinebeck Bank, establishes the compensation for the President and Chief Executive Officer and other executives and reviews personnel policies. The Compensation Committee reviews components of compensation including base salary, bonus, benefits and other perquisites. The President and Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions. The Compensation Committee is also responsible for administering the Rhinebeck Bancorp, Inc. 2020 and 2025 Equity Incentive Plans and approving grants under the plan. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

During 2025, the Compensation Committee utilized the services of Blanchard Consulting Group, independent compensation consultants, to help benchmark our management and director compensation program against our peers and to ensure that our practices are consistent with prevailing industry practice.

The Compensation Committee, in conjunction with the Governance and Nominating Committee, also considers the appropriate levels and form of director compensation and makes recommendations to the Board of Directors regarding director compensation.

Governance and Nominating Committee. The Governance and Nominating Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Rhinebeck Bancorp and monitoring compliance with these policies and guidelines. In addition, the Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors the director nominees for election at the next annual meeting of stockholders. The committee also recommends director candidates for each committee for appointment by the Board of Directors.

Considerations Respecting Director Nominees and Candidates

Minimum Qualifications for Director Nominees. The Board of Directors has adopted criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include an age limitation provision and a requirement that the candidate must not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Board of Directors will then evaluate the following criteria in selecting nominees:

●	contributions to the range of talent, skill and expertise of the Board of Directors;
●	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;
●	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
●	personal and professional integrity, honesty and reputation;
●	the ability to represent the best interests of our stockholders and Rhinebeck Bancorp;
●	the desire for gender and ethnic diversity on the Board of Directors;
●	current equity holdings in Rhinebeck Bancorp;
●	the ability to devote sufficient time and energy to the performance of his or her duties; and
●	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Board of Directors will also consider any other factors it deems relevant, including the size and composition of the Board of Directors and the need for specific areas of expertise.

When nominating an existing director for re-election to the Board of Directors, the Board of Directors will consider and review an existing director’s attendance and performance at board and committee meetings; length of board service; the experience, skills and contributions that the existing director brings to the Board of Directors; and independence.

Director Nomination Process. The Board of Directors follows the following process to identify and evaluate individuals to be nominated for election to the Board of Directors:

For purposes of identifying nominees for the Board of Directors, the Board of Directors relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities that Rhinebeck Bank serves. The Board of Directors will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Board of Directors has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Board of Directors determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Board of Directors will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Board of Directors is to consider director candidates recommended by stockholders who appear to be qualified to serve on our Board of Directors. The Board of Directors may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Board of Directors does not perceive a need to increase the size of the Board of Directors. The Board of Directors will consider only those director candidates recommended by stockholders in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Board of Directors, a stockholder should submit the following information in writing, addressed to the Chairman of the Board of Directors, care of the Corporate Secretary, at our main office:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;
●	The name and address of the stockholder as they appear on our books, and of the beneficial owner, if any, on whose behalf the nomination is made;
●	The class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;
●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;
●	A representation that such stockholder intends to appear in person, virtually, or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;
●	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;
●	The candidate’s written consent to be nominated and, if elected, to serve as a director;
●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Board of Directors; and
●	Such other information regarding the candidate or the stockholder as would be required to be included in our proxy statement pursuant to Schedule 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at an annual meeting of stockholders, the Board of Directors must receive the recommendation at least 120 calendar days before the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year. See “Submission of Stockholder Business Proposals and Nominations” for more information.

Board and Committee Meetings

The business of Rhinebeck Bancorp and Rhinebeck Bank is conducted through meetings and activities of their respective Boards of Directors and committees. During the year ended December 31, 2025, the Board of Directors of Rhinebeck Bancorp held 12 meetings and the Board of Directors of Rhinebeck Bank held 13 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and of the committees on which that director served.

Director Attendance at Annual Meeting

While Rhinebeck Bancorp has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend. All except for two directors attended the 2025 annual meeting of stockholders.

Code of Ethics for Senior Officers

We maintain a Code of Ethics for Senior Officers, which includes our principal executive officer and principal financial officer, that addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. It is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers is available in the Corporate Governance portion of the Investor Relations section of Rhinebeck Bank’s website (www.rhinebeckbank.com).

Insider Trading Policy

We maintain an insider trading policy applicable to directors, officers and employees of the Company and Rhinebeck Bank that governs the purchase, sale and/or other dispositions of our common stock and other securities by our directors, officers, employees and any member of their immediate family living in his or her household. The insider trading policy prohibits trading in Company securities when the director, executive or employee has material, non-public information about the Company. In addition to the above restrictions, the insider trading policy requires that our Section 16 officers pre-clear every transaction involving Company securities with the Company's compliance officers. Additionally, directors and certain officers are prohibited from trading in Company securities during certain blackout periods.

The foregoing summary of our insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

Hedging Policy

Rhinebeck Bancorp’s Insider Trading Policy includes a prohibition on hedging by its directors and executive officers. Hedging transactions are designed to hedge or offset the economic risk of owning shares of Company common stock. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an executive officer or director is prohibited.

REPORT OF THE AUDIT COMMITTEE

Rhinebeck Bancorp’s management is responsible for Rhinebeck Bancorp’s internal controls and financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America (“GAAP”). The Audit Committee oversees Rhinebeck Bancorp’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Rhinebeck Bancorp’s financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”), which include matters related to the audit of the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from Rhinebeck Bancorp and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether any non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Rhinebeck Bancorp’s internal controls, and the overall quality of its financial reporting.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Rhinebeck Bancorp’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of Rhinebeck Bancorp’s consolidated financial statements to GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented in accordance with GAAP, that the audit of the financial statements has been carried out in accordance with GAAP or that the independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Rhinebeck Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the independent registered public accounting firm for the year ending December 31, 2026.

Audit Committee of the Board of Directors

of Rhinebeck Bancorp

Steven E. Howell (Chairman)

Donald E. Beeler Jr.

Christopher W. Chestney

Shannon Martin LaFrance

Nancy K. Patzwahl

DIRECTORS’ COMPENSATION

The following table provides the compensation received by the individuals who served as non-employee directors during the year ended December 31, 2025. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Donald E. Beeler Jr.	$69,500	$-	$-	$69,500
Christopher W. Chestney	71,375	-	-	71,375
Freddimir Garcia	70,250	-	-	70,250
Steven Howell	77,250	-	-	77,250
William C. Irwin	88,125	-	-	88,125
Suzanne Rhulen Loughlin(2)	66,750	-	-	66,750
Shannon Martin LaFrance	72,183	-	-	72,183
Sharon A. McGinnis(3)	48,938	-	-	48,938
Nancy Patzwahl(3)	50,250	-	-	50,250
(1)	As of December 31, 2025, each of the directors had 16,365 stock options outstanding, except for Mr. Irwin who had 10,910 stock options outstanding and Ms. McGinnis and Ms. Patzwahl who had no options outstanding.
(2)	Effective on December 17, 2025, Ms. Loughlin resigned from the Board of Trustees of Rhinebeck Bancorp, MHC and the Board of Directors of Rhinebeck Bancorp. Ms. Loughlin remains a director of Rhinebeck Bank.
(3)	Each was appointed to the Board on April 15, 2025.

Director Fees. Directors earn an annual retainer of $60,000. The chairman receives an additional retainer of $20,000 per year; the audit committee chairman receives an annual retainer of $8,000 per year; the compensation committee and loan review committee chairs each receive an additional retainer of $5,000; the governance and nominating committee chairman receives an additional retainer of $4,000; and the investment committee chairman receives an additional retainer of $2,000. Each member of the audit committee receives an additional retainer of $4,000; each member of the compensation committee and each member of the loan review committee receives an additional retainer of $3,000; each member of the governance and nominating committee receives an additional retainer of $2,250; and each member of the investment committee receives an additional retainer of $1,500.

Each person who will also serve as a director of Rhinebeck Bancorp or as a trustee of Rhinebeck Bancorp, MHC also serves as a director of Rhinebeck Bank and earns director fees only in his or her capacity as a board or committee member of Rhinebeck Bank.

Deferred Compensation Plan for Fees of Directors

Rhinebeck Bank maintains the Rhinebeck Savings Bank Deferred Compensation Plan for Fees of Directors. Each member of the Board of Directors of Rhinebeck Bank is eligible to participate in the plan and has the right to elect to defer the receipt of all or any part of the director fees earned, which are credited to a bookkeeping account established on behalf of each participant. Compensation credited to the participant’s bookkeeping account, including any interest earned thereon (which is credited on the last day of each plan year at rate determined by a resolution of the Board of Directors, which for 2025 was 3.62%) is payable upon the earlier of the participant’s death or separation from service from the board. Such deferred compensation will be payable in a lump sum, unless the participant has elected to be paid in monthly installments over a period of up to five years. As of December 31, 2025, there were four directors participating in the plan.

STOCK OWNERSHIP

The following table provides information as of March 27, 2026 about the beneficial owners known to Rhinebeck Bancorp that own more than 5% of our outstanding common stock and the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each named executive officer and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power, or has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and, except as noted below, none of the named individuals has pledged his or her shares.

	Number of Shares Owned		Percent of Common Stock Outstanding(1)
5% Shareholders:
Rhinebeck Bancorp, MHC (2)	6,345,975		56.9%
2 Jefferson Plaza
Poughkeepsie, NY 12601

M3 Partners, LP (3)	1,053,369		9.4%
2070 E 2100 S, Suite 250
Salt Lake City, UT 84109

Directors and Director Nominees:
Donald E. Beeler, Jr.	17,952	(4)	*
Christopher W. Chestney	39,876	(5)	*
Freddimir Garcia	19,539	(4)	*
Steven Howell	26,365	(4)	*
William C. Irwin	38,573	(6)	*
Shannon Martin LaFrance	38,093	(4)	*
Sharon A. McGinnis	-		*
Nancy K. Patzwahl	-		*
Matthew J. Smith	-		*

Named Executive Officers Who Are Not Directors:
Jamie J. Bloom	33,445	(7)	*
Kevin Nihill	15,532	(8)	*
All directors and executive officers as a group (15 persons)	344,777		3.0%

*      Less than 1%.

(1)	Based on 11,152,973 shares outstanding as of March 27, 2026. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, “Beneficially owned” includes shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power. The table includes beneficially owned shares and options to purchase shares that will vest within 60 days of March 27, 2026.
(2)	Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission on January 16, 2019.
(3)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2024.
(4)	Includes 16,365 shares of vested stock options.
(5)	Includes 16,365 shares of vested stock options, 1,000 shares held by his spouse and 1,000 shares held by each of his two children.
(6)	Includes 10,910 shares of vested stock options. Director Irwin has pledged 20,183 shares as collateral for a loan.
(7)	Includes 28,000 shares of vested stock options and 3,999 shares held in the ESOP.
(8)	Includes 10,000 shares of unvested restricted stock.

ITEMS OF BUSINESS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

Rhinebeck Bancorp’s Board of Directors consists of nine members. The Board of Directors is divided into three classes with three-year staggered terms, with the exception of Mr. Irwin who is being nominated for a two year term, and with approximately one-third of the directors elected each year. The nominees for election are Steven E. Howell, William C. Irwin, Sharon A. McGinnis and Matthew J. Smith. All four nominees currently serve as directors of both Rhinebeck Bancorp and Rhinebeck Bank.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of each of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees for director.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each individual’s biography as of December 31, 2025. The indicated period for service as a director includes service as a director of Rhinebeck Bank. There are no family relationships among the directors.

Director Nominee for a Term Expiring in 2028

William C. Irwin is a principal for Schectman Pharmacy Brokers, a business specializing in the sale of independent pharmacies and drug stores concentrated in the New York tri-state area. Mr. Irwin was the owner of Molloy Pharmacy in Hyde Park and President of Molloy’s Medical Arts Pharmacy in Poughkeepsie for over 30 years and most recently was the Chief Operating Officer for DocFinancial. Mr. Irwin has also served as President of Northern Dutchess Hospital Board, served on the Hyde Park Chamber of Commerce Economic Development Committee and served on the McKesson Corporation National Independent Advisory Board. He is a retired member and previous President of the Hudson Valley Pharmacists Society and serves as a volunteer for the Dutchess County Medical Reserve Corps and other local volunteer organizations. Mr. Irwin’s experience as a small business owner brings valuable business ownership and leadership skills to the Board along with extensive insight into the customers who live in our market area and economic developments affecting our market area. Age 67. Director since 1996.

Director Nominees for Terms Expiring in 2029

Steven E. Howell is a certified public accountant and, since 2023, has been a director with RBT CPA’s, LLP, the largest CPA firm in the New York Hudson Valley. Prior to his role as director, he was a partner in the firm since 1987. Mr. Howell served as a director of Hometown Bank, Hometown Bancorp MHC and Hometown Bancorp, Walden New York, from 2008 and as Chairman of the Board from 2012 until their acquisition by Wallkill Valley Federal Savings and Loan Association in 2017. He is active in numerous civic groups including the Past Chairman of the Orange County United Way. Mr. Howell’s experience qualifies him as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. He works extensively with companies within the region in which we conduct business. As a former principal of a certified public accounting firm, Mr. Howell provides the Board of Directors with critical experience regarding accounting and financial matters, as well as governance experience. Age 65. Director since 2020.

Sharon A. McGinnis has served as Chief Human Resources Officer at Central Hudson Gas and Electric Corporation since 2025. Ms. McGinnis joined Central Hudson Gas and Electric Corporation in 2009 and has also held the positions of Senior Vice President of Human Resources and Vice President of Human Resources & Safety. Prior to that, she held the positions of Vice President of Human Resources at Dow Jones Local Media Group in Campbell Hall, New York, where she served from 2001 to 2009, and Assistant Vice President of Human Resources at Frontier Insurance Group in Rock Hill, New York, from 1999 to 2001. She also has served as a board member of United Way of the Dutchess & Orange Region since 2016, a member of the Fortis Executive DEI Council since 2022, and a founding member of the Fortis Women Executive Leadership Council since 2017. Ms. McGinnis was a member of the Compensation and Benefits Committee of the Hudson Valley Credit Union from 2016 to 2021. Ms. McGinnis’s extensive experience in human resources and corporate governance are significant resources for the Board of Directors. Age 56. Director since 2025.

Matthew J. Smith was appointed President and Chief Executive Officer of Rhinebeck Bancorp, MHC, Rhinebeck Bancorp and Rhinebeck Bank in October 2025 and also serves on their Boards of Directors. Mr. Smith has served in senior leadership roles in the financial services industry for more than a decade. Most recently, from November 2024 to October 2025, he served as Senior Executive Vice President and Chief Operating Officer of Columbia Financial, Inc. and Columbia Bank. From February 2022 to November 2024, Mr. Smith served as Chief Digital Banking Officer and Head of Enterprise Product, Marketing and Transformation at Webster Bank, following Webster Bank’s acquisition of Sterling National Bank. Prior to that, he served as Head of Digital Banking and Banking-as-a-Service at Sterling National Bank from January 2020 to February 2022 and as Chief Product and Marketing Strategy Officer of Sterling National Bank from October 2017 to January 2020. Age 42. Director since 2025.

Directors Continuing in Office with Terms Expiring in 2027

Christopher W. Chestney is a funeral director for Dapson-Chestney Funeral Home, Inc., located in Rhinebeck, New York, and Peck & Peck Funeral Homes, Inc., located in Pine Plains and Copake, New York. Mr. Chestney’s business experience gives us insights into the local community. Age 61. Director since 2015.

Shannon Martin LaFrance is a practicing lawyer and owner of law firms in Florida and New York. Her practice includes civil litigation and administrative law with a focus on land use, municipal and environmental matters, in addition to dependency and family law. Additionally, Ms. LaFrance has served as a hearing officer for the Hillsborough Environmental Protection Commission since her appointment in 2019, and previously served as town attorney and a zoning board of appeals and planning board attorney from 1994 through 2012 for the towns of Dover, Rosendale and Marbletown, New York. Ms. LaFrance was a Dutchess County Legislator from 2002 through 2007 for Fishkill, New York and served as Chair of the Legislature’s Environment Committee as well as the Groundwater Protection Subcommittee. Ms. LaFrance also served as the Legislature’s liaison to the Dutchess County Water and Wastewater Authority prior to her election. Ms. LaFrance’s general legal knowledge as well as her expertise in land, municipal and environmental issues are significant resources. Age 59. Director since 2007.

Nancy K. Patzwahl is a certified public accountant and has been a principal at UHY Advisors Northeast, Inc., providing personal, corporate and partnership tax services, since 2020. From 1997 through 2019, she was a partner and shareholder at Pattison, Koskey, Howe & Bucci, CPAs P.C. Previously, she worked as a senior manager at KPMG Peat Marwick. She has served as treasurer and trustee of Home for the Aged in Hudson, New York, since 2019. Since 2014, she has served as treasurer and trustee of Rheinstrom Hill Community Foundation in Hudson, New York and is currently its president and treasurer. Ms. Patzwahl previously served as a director of the National Union Bank of Kinderhook, where she was a member of the Audit Committee, from 2014 until its sale to Community Bank, N.A. in 2019. Ms. Patzwahl’s experience as a certified public accountant and bank director provide the Board of Directors with critical experience regarding accounting and financial matters, as well as governance experience. Ms. Patzwahl’s experience qualifies her as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. Age 59. Director since 2025.

Directors Continuing in Office with Terms Expiring in 2028

Donald E. Beeler, Jr. is the founder and Chief Executive Officer of TDR Technology Solutions Inc., which is headquartered in Orange County, New York and specializes in voice security and bomb threat remediation. He has been the recipient of numerous industry awards, including being named as one of Ethisphere's “World's Most Ethical Companies.” He holds patents in over 21 technologies, including in the areas of real-time backup and disaster recovery. Mr. Beeler taught marketing as an adjunct professor at the University of Pennsylvania Wharton School of Business in Philadelphia. Mr. Beeler currently serves on the RoboCall task forces shaken/stir committee and previously served on the Congressional Homeland Security Advisory Committee for Cybersecurity. He previously served as Chairman of the Board of Orange Regional Medical Center and Chairman of Garnet Medical, in addition to being a past Board Member of the Monroe Woodbury Central School District. His commitment to the community and proven leadership skills are valuable resources to the Company. Age 65. Director since 2019.

Freddimir Garcia has served as Chief of Staff at RUPCO, Inc. since the fall of 2025. Mr. Garcia’s professional career began and continues in the Hudson Valley, where he previously served in leadership positions at the Hudson Gateway Association of REALTORS, Westchester Medical Center Health Network, and Marist University. Through his work and service on several nonprofit boards, Mr.Garcia’s extensive community involvement provides valuable insight into the needs of the local community. Age 38. Director since 2017.

Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

In 2019, the Audit Committee of the Board of Directors of Rhinebeck Bancorp engaged Wolf & Company, P.C. as Rhinebeck Bancorp’s independent registered public accounting firm.

Wolf & Company, P.C. has served as our independent registered public accounting firm for the years ended December 31, 2020 through December 31, 2025. The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to serve as the independent registered public accounting firm for the year ending December 31, 2026, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be available at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

Audit Fees. The following table sets forth the fees that Wolf & Company, P.C. billed to Rhinebeck Bancorp for the years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$266,500	$276,000
Audit-Related Fees(2)	77,200	60,100
Tax Fees(3)	35,750	32,875
(1)	Consists of fees for the audits of Rhinebeck Bancorp’s financial statements, the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Includes fees billed for professional services rendered for the performance of the ESOP, 401(k) Plan and retirement plan audits plus fees related to the Company’s S-8 filing.
(3)	Includes services rendered for tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the firm does not provide any non-audit services to us prohibited by law or regulation.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Wolf & Company, P.C. to serve as the independent registered public accounting firm for the year ending December 31, 2026.

Item 3 — Advisory (Non-Binding) Vote on Executive Compensation

Under the Dodd-Frank Act, we are required to include in our annual meeting proxy statement and present at the annual meeting of stockholders a non-binding stockholder resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this Proxy Statement.  We currently hold a say-on-pay vote every year.  The proposal will be presented at the annual meeting in the form of the following resolution:

 RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, is hereby approved.

 This vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or create or imply any additional fiduciary duty on the Board of Directors. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board of Directors will, however, take into account the outcome of the vote when considering future executive compensation arrangements. The purpose of our compensation policies and procedures is to attract, retain and appropriately reward experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.  The Board of Directors believes that our compensation policies and procedures achieve this objective.

The Board of Directors recommends that stockholders vote “FOR” the advisory (non-binding) resolution on the compensation of our named executive officers as named in this proxy statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for each of the individuals who served as our principal executive officers during 2025 and our two next most highly compensated officers for the year ended December 31, 2025. These individuals are sometimes referred to in this proxy statement as the “named executive officers” or the “NEOs.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation(4)	Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Matthew J. Smith	2025	$105,374	$100,000	$-	$-	$-	$7	$205,381
President and Chief Executive Officer(1)

Michael J. Quinn	2025	565,008	-	-	159,332	58,401	52,335	835,076
Former President and Chief Executive Officer(2)	2024	565,008	-	-	22,600	55,936	45,076	688,620
	2023	543,277	-	-	21,731	53,575	42,621	661,204

Jamie J. Bloom	2025	403,741	-	-	139,194	-	34,216	577,151
Chief Operating Officer	2024	391,981	-	-	11,759	-	27,975	431,715
	2023	376,905	-	-	11,307	-	23,856	412,068

Kevin Nihill	2025	370,800	-	-	127,837	-	18,135	516,772
Chief Financial Officer(3)	2024	173,207	100,000	119,100	-	-	3,462	395,769
(1)	Mr. Smith was appointed as the President and Chief Executive Officer on October 20, 2025.
(2)	Mr. Quinn retired from serving as President and Chief Executive Officer of Rhinebeck Bancorp and Rhinebeck Bank on October 20, 2025 and continued to serve as Interim Executive Advisor through December 31, 2025
(3)	Mr. Nihill was appointed as the Chief Financial Officer on June 18, 2024.
(4)	Payments were earned pursuant to the Rhinebeck Bank Executive Short-Term Incentive and Retention Plan, which includes any deferred bonus credited to the Rhinebeck Bank Executive Long-Term Incentive and Retention Plan.
(5)	Consists of the following payments for 2025:

Officer	Perquisites		ESOP and 401(k) Plan Match	Split Dollar(c)	Total
Matthew J. Smith	$-	(a)	$-	$7	$7
Michael J. Quinn	16,417	(b)	33,909	2,009	52,335
Jamie J. Bloom	-	(a)	33,380	836	34,216
Kevin Nihill	-	(a)	17,928	207	18,135
(a)	Did not exceed $10,000.
(b)	Includes the value of the executive’s club membership dues and the reimbursement of the cost of use of an automobile.
(c)	Represents the taxable income associated with the named executive officer’s split dollar life insurance benefit as described below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to our outstanding equity awards as of December 31, 2025 for our named executive officers. Neither Mr. Smith nor M. Quinn had any equity awards outstanding at December 31, 2025.

		Outstanding Equity Awards at Fiscal Year End December 31, 2025
		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Option exercise price	Option expiration date	Number of shares of stock that have not vested		Market value of shares of stock that have not vested
Jamie J. Bloom	8/25/2020	28,000	-	$6.57	8/25/2030	-		$-

Kevin Nihill	7/9/2024	-	-	-	-	10,000	(1)	120,200	(2)
(1)	Restricted stock awards vest in three approximately equal installments, beginning on July 9, 2025, the first anniversary of the date of grant.
(2)	Based on the closing stock price of $12.02 on December 31, 2025.

Employment Agreements

Matthew J. Smith. Rhinebeck Bancorp and Rhinebeck Bank maintain an employment agreement with Mr. Smith, which became effective on October 20, 2025. The agreement provides for an initial term ending on December 31, 2026. Beginning on January 1, 2026, the term will automatically renew for additional one-year periods unless either party gives notice of non-renewal at least 60 days before the renewal date.  The Boards of Directors of Rhinebeck Bank and Rhinebeck Bancorp must conduct or review a performance evaluation of Mr. Smith at least annually before the time that the notice of non-renewal would be required to be given. The agreement specifies Mr. Smith’s base salary of $525,000, which will be reviewed at least annually, and may be increased in the discretion of the Board of Directors but not decreased (other than as part of a general reduction in base salary that affects all senior executives in substantially the same proportion). In connection with entering into the agreement, Mr. Smith received a one-time sign-on bonus of $100,000, which is subject to repayment if his employment terminates before the first anniversary of his employment other than due to death, disability, termination without cause or resignation for good reason.

In addition, the agreement provides that Mr. Smith is eligible to participate in the short-term and long-term incentive compensation programs of Rhinebeck Bank and Rhinebeck Bancorp. Beginning in 2026, his target bonus opportunity under the Executive Management (C-Level) Incentive Compensation Program may range from 25% to 50% of base salary, as determined annually by the Compensation Committee. Mr. Smith is also eligible to receive equity awards under the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan with a target value ranging from 25% to 50% of base salary, subject to performance and vesting requirements.

Mr. Smith is entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Rhinebeck Bank and to reimbursement of reasonable travel and other business expenses incurred in the performance of his duties. Mr. Smith is provided the use of a Company-owned automobile in accordance with the terms of the agreement.

Rhinebeck Bank may terminate Mr. Smith’s employment or Mr. Smith may resign at any time with or without “good reason” (as defined in the agreement). In the event of Mr. Smith’s termination of employment without cause (other than due to death or disability) or voluntary resignation for good reason (a “qualifying termination event”), subject to Mr. Smith signing and not revoking a release of claims, Rhinebeck Bank would provide continued base salary payments for 12 months. In addition, provided that Mr. Smith timely elected continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Rhinebeck Back would pay Mr. Smith’s COBRA premiums for up to 12 months. Mr. Smith would also be entitled to receive any earned but unpaid annual incentive compensation for the immediately preceding performance year, payable at the time such awards are paid to other executives.

In the event of Mr. Smith’s qualifying termination event on or within two years after a change in control of Rhinebeck Bancorp or Rhinebeck Bank, Mr. Smith would be entitled (in lieu of the payments described in the preceding paragraph) to a lump sum severance payment equal to two times his base salary. Mr. Smith would also be entitled to receive any earned but unpaid incentive compensation for the preceding performance year and a prorated annual incentive award for the year of termination based on his target bonus opportunity. In addition, provided that Mr. Smith timely elected continuation coverage under COBRA, Rhinebeck Back would pay Mr. Smith’s COBRA premiums for up to 18 months following termination.

The employment agreement would immediately terminate upon Mr. Smith’s death or disability. In the event of disability, Rhinebeck Bank would provide continued base salary payments for up to 12 months, reduced by the amount of any disability insurance benefits payable under the Bank’s disability insurance program.

The agreement further provides that upon termination of employment (other than in connection with a change in control), Mr. Smith will be subject to one-year non-competition and non-solicitation restrictions, as well as customary confidentiality provisions.

Jamie J. Bloom. Rhinebeck Bank maintains an employment agreement with Ms. Bloom the terms of which expire on December 31, 2026 and will not be renewed. The agreement specifies Ms. Bloom’s base salary. In addition to the base salary, Ms. Bloom is eligible to participate in the short-term and long-term incentive compensation programs of Rhinebeck Bank and Rhinebeck Bancorp. The agreement specifies the target bonus opportunity under the Rhinebeck Bank Executive Short-Term Incentive and Retention Plan (the “STIP”), which is 20% of base salary for Ms. Bloom. Ms. Bloom is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Rhinebeck Bank and to reimbursement of reasonable travel and other business expenses incurred in the performance of her duties with Rhinebeck Bank, including appropriate memberships. Ms. Bloom is entitled to be reimbursed for use of an automobile, up to a dollar amount that is mutually agreeable to Rhinebeck Bank and Ms. Bloom.

Rhinebeck Bank may terminate Ms. Bloom’s employment or Ms. Bloom may resign at any time with or without “good reason” (as defined in the agreement). In the event of Ms. Bloom’s termination without cause (other than due to death or disability) or voluntary resignation for good reason (a “qualifying termination event”), Rhinebeck Bank would pay a monthly severance payment equal to the sum of Ms. Bloom’s base salary and average annual cash incentive compensation awarded under the STIP (or any other comparable cash incentive plan), which would include any portion of the award that is tax-deferred and payable pursuant to the Rhinebeck Executive Long-Term Incentive and Retention Plan (the “LTIP”), for the three most recent annual performance periods immediately before Ms. Bloom’s date of termination, divided by 12. Such monthly severance payment would be paid for 24 months to Ms. Bloom. In addition, Ms. Bloom would receive non-taxable medical and dental insurance coverage under Rhinebeck Bank’s group health plan at the same cost-sharing arrangement in effect as of the date of termination for the earlier of 24 months, or, until the date Ms. Bloom receives substantially comparable coverage from another employer. Ms. Bloom would also be reimbursed for the reasonable cost of outplacement services, up to $5,000. “Good reason” for purposes of the agreement means: a material reduction in base salary and/or incentive compensation opportunities; a material reduction in authority, duties or responsibilities associated with Ms. Bloom’s position with Rhinebeck Bank; a relocation of Ms. Bloom’s principal place of employment by more than 35 miles from Rhinebeck Bank’s main office; or a material breach of the agreement by Rhinebeck Bank.

In the event of Ms. Bloom’s qualifying termination event on or within two years after a change in control of Rhinebeck Bancorp or Rhinebeck Bank, Ms. Bloom would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to two times the sum of Ms. Bloom’s (1) base salary and (2) average bonus awarded under the STIP (or any other comparable cash incentive plan), which would include any portion of the award that is tax-deferred and payable pursuant to the LTIP, for the three most recent annual performance periods immediately prior to the change in control. Such payment will be payable in a lump sum within 30 days following Ms. Bloom’s date of termination.

In addition, Rhinebeck Bank (or its successor) will continue to provide Ms. Bloom with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to Ms. Bloom immediately before her date of termination at no cost to Ms. Bloom. Such continued coverage will cease upon the earlier of: (1) two years after the date of termination; (2) the date on which Ms. Bloom becomes a full-time employee of another employer and receives comparable health and welfare benefits; or (3) Ms. Bloom’s death.

The agreement would immediately terminate upon Ms. Bloom’s death or disability. In the event of death, Rhinebeck Bank has no obligation to pay any additional severance benefits under the agreement. In the event of Ms. Bloom’s disability, Rhinebeck Bank would provide continued base salary payments to Ms. Bloom for 24 months, provided that such payment would be reduced by the amount of any disability insurance benefits payable to Ms. Bloom during such period under Rhinebeck Bank’s disability insurance plan or program.

The agreement further provides that upon termination of employment (other than a termination in connection with a change in control), Ms. Bloom will be required to adhere to one-year non-competition and non-solicitation restrictions.

Retirement Separation Agreement

In connection with his retirement, Mr. Quinn, Rhinebeck Bancorp, and Rhinebeck Bank entered into a Retirement Separation Agreement (the “Retirement Agreement”), dated effective as of March 21, 2025, which superseded and replaced Mr. Quinn’s employment agreement with Rhinebeck Bank. Under the Retirement Agreement, Mr. Quinn agreed to continue to serve as President and Chief Executive Officer of Rhinebeck Bancorp, Rhinebeck Bank, and Rhinebeck Bancorp, MHC and as a director on the Boards of Directors of Rhinebeck Bancorp, Rhinebeck Bank, and Rhinebeck Bancorp, MHC through December 31, 2025, or such earlier time as mutually agreed among the parties. Pursuant to the Retirement Agreement, (1) Mr. Quinn received his regular base salary through December 31, 2025, paid in accordance with Rhinebeck Bank’s regularly scheduled payroll, (2) Mr. Quinn received his bonus earned for 2025 determined in accordance with Rhinebeck Bank’s Short-Term Incentive and Retention Plan, paid in accordance with Rhinebeck Bank’s regular practice but no later than March 15, 2026, and (3) Rhinebeck Bank will pay the applicable COBRA premiums until Mr. Quinn becomes eligible for Medicare or until Mr. Quinn attains age 65, whichever date is earlier. In addition, Rhinebeck Bank will continue to provide Mr. Quinn with a golf club, country club, and gym membership and use of a company car at the same level currently provided by Rhinebeck Bank through his retirement date. The payments and benefits provided under the Retirement Agreement were subject to and contingent on Mr. Quinn signing and not revoking a general release of claims against Rhinebeck Bank and Rhinebeck Bancorp and Mr. Quinn’s agreement to, and continued compliance with, one-year non-competition and non-solicitation covenants, and non-disparagement, cooperation, and non-disclosure provisions.

Change in Control Agreement

Rhinebeck Bank maintains a change in control agreement with Mr. Nihill. The current term of the agreement is through December 31, 2027. On each January 1, the term will automatically extend for an additional year so that the remaining term will be two years from the prior renewal date, unless either party provides written notice of non-renewal at least 90 days before the renewal date. If, during the term of the agreement, Mr. Nihill’s employment is terminated by Rhinebeck Bank without cause other than due to death or disability or Mr. Nihill voluntarily resigns for good reason (as defined in the agreement) on or following a change in control of Rhinebeck Bank and/or the Company, Rhinebeck Bank will make a payment to Mr. Nihill equal to two times the sum of the his annual base salary and the average annual cash incentive compensation awarded over the three most recent annual performance periods before the change in control, payable in a cash lump sum within 30 days of Mr. Nihill’s termination of employment. In addition, Rhinebeck Bank will reimburse Mr. Nihill for the cost of continuing medical and dental insurance coverage for a period of up to 18 months. Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Sections 280G and 4999 of the Internal Revenue Code.

Executive Short-Term Incentive and Retention Plan

Rhinebeck Bank adopted the STIP for its executive officers, including the named executive officers. Mr. Smith was not a participant in the STIP in 2025. The STIP is designed to: (1) support a culture change to pay-for-performance; (2) focus the executive team on annual goals to meet long-term goals; (3) reward executives for their contributions; and (4) align compensation with the goals of the organization and marketplace practices. The plan provides annual incentive awards to participants based on bank-wide, department and/or individual performance goals as established annually by the Compensation Committee, with input from the Chief Executive Officer, which is determined by using performance history, peer data, market data and the Compensation Committee’s judgment based on previous experience and projected market conditions.

The NEOs can achieve annual incentive awards based on a percentage of salary, depending on whether the performance goals are achieved at minimum, target or maximum levels, and each goal is weighted between bank-level goals and individual goals. The annual performance period under the STIP is measured over a calendar year (the “plan year”). For the 2025 plan year, the performance goals established were based on Rhinebeck Bank’s business plan. Furthermore, any annual incentive award payable under the STIP was contingent upon Rhinebeck Bank achieving NEO’s annual incentive award opportunities for the 2025 plan year, as a percentage of base salary, were as follows:

Officer	Minimum	Maximum
Michael J. Quinn	0%	60%
Jamie J. Bloom	0%	50%
Kevin Nihill	0%	50%

Unless otherwise deferred as described below, the executive’s annual incentive award is payable in a cash lump sum as soon as practicable following the completion of the plan year, provided, however, that such payment will be made no later than two and one-half months following the end of the plan year.

The STIP provides that the Compensation Committee may elect for a percentage of the executive’s annual incentive award to be deferred and paid on a later date (the “deferred bonus”), provided that such election is made prior to the applicable plan year associated with the annual incentive award. Any deferred bonus amount would be credited to an incentive benefit account established for the executive under the LTIP, and the time and manner of payment of the deferred bonus would be determined in accordance with the LTIP. For 2025, 40% of the annual incentive awards payable to Mr. Quinn and Ms. Bloom was designated as a deferred bonus and was credited to their incentive benefit accounts. Based on the foregoing, Mr. Quinn and Ms. Bloom earned the following annual incentive awards under the STIP for 2025:

Officer	Annual Incentive Award Paid Immediately	Deferred Bonus Credited to LTIP	Total Annual Incentive Award Earned
Michael J. Quinn	$95,599	$63,733	$159,332
Jamie J. Bloom	83,516	55,678	139,194
Kevin Nihill	76,702	51,135	127,837

Executive Long-Term Incentive and Retention Plan

Rhinebeck Bank adopted the LTIP as a companion benefit plan with the STIP. Any executive participating in the STIP who receives a deferred bonus is a participant in the LTIP. Rhinebeck Bank maintains an incentive benefit account, which is a bookkeeping account established on behalf of each participant in the LTIP. Each participant’s deferred bonus payable pursuant to the STIP is credited to his or her incentive benefit account as of the date on which the participant’s annual incentive award is payable under the STIP. As of the last day of each plan year, Rhinebeck Bank will credit to each participant’s incentive benefit account interest earned on the account balance, based on a percentage equal to Rhinebeck Bancorp’s return on equity (on a consolidated basis) for its fiscal year immediately preceding the applicable plan year.

The participant will vest in each deferred bonus credited to his or her incentive benefit account at a rate of 20% per year for each year of service with Rhinebeck Bank, commencing on January 1st of the year immediately following the plan year. Notwithstanding the foregoing, the participant becomes 100% vested in the deferred bonus upon the earlier of: (1) the participant’s death, disability or involuntary termination without “cause;” (2) the participant’s attainment of either age 65 or age 55 with 15 years of service while employed with Rhinebeck Bank; or (3) a change in control of Rhinebeck Bancorp or Rhinebeck Bank.

Upon the participant’s termination of employment for any reason other than for cause, the vested portion of the participant’s incentive benefit account balance would be payable in a cash lump sum within 30 days following the participant’s date of termination.

Split Dollar Insurance Plan

Rhinebeck Bank maintains the Rhinebeck Bank Split Dollar Insurance Plan. Employees selected by the Board of Directors of Rhinebeck Bank are eligible to participate in the plan. Each named executive officer is participating in the plan. The plan provides that each participant is entitled to share in the proceeds under a life insurance policy owned by Rhinebeck Bank if a participant dies while employed with Rhinebeck Bank. The death benefit payable to the participant’s designated beneficiary is equal to the lesser of: (1) two times executive’s base salary less any benefits paid to the participant pursuant to Rhinebeck Bank’s group life insurance plan; or (2) the net death proceeds, which is the total death proceeds of the participant’s life insurance policy under the plan minus the greater of: (x) the cash surrender value or (y) aggregate premiums paid with respect to the policy. Upon the participant’s termination of employment, the participant’s designated beneficiary will not be entitled to any death benefit under the plan.

2025 Equity Plan

On May 21, 2025, Rhinebeck Bancorp’s stockholders approved the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan (the “2025 Equity Plan), which became effective after receiving approval from the Board of Governors of the Federal Reserve System on December 3, 2025. The 2025 Equity Plan provides for the grant of stock-based awards to our directors and employees. The 2025 Equity Plan authorizes the issuance participants of up to 600,000 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. All grants will be subject to conditions established by the Board of Directors that are set forth in the applicable award agreement, including vesting conditions. The exercise price of stock options granted under the 2025 Equity Plan may not be less than the fair market value on the date the stock option is granted.

2020 Equity Plan

On May 26, 2020, Rhinebeck Bancorp’s stockholders approved the Rhinebeck Bancorp, Inc. 2020 Equity Incentive Plan (the “2020 Equity Plan”), which provided for the grant of stock-based awards to our directors and employees. The 2020 Equity Plan authorized the issuance of up to 763,743 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of Rhinebeck Bancorp common stock that were eligible to be issued under the 2020 Equity Plan pursuant to the exercise of stock options was 545,531, and the maximum number of shares of Rhinebeck Bancorp common stock that were eligible to be issued as restricted stock awards or restricted stock units was 218,212. Since the effective date of the 2025 Equity Plan, no further grants of equity awards are permitted under the 2020 Equity Plan.

Pay vs. Performance

We are required by Securities and Exchange Commission (“SEC”) rules to disclose the following information regarding compensation paid to our Named Executive Officers (“NEOs”) and regarding the relationship between “Compensation Actually Paid,” which is calculated in accordance with SEC rules, to our Principal Executive Officer (“PEO”) and to our Non-PEO NEOs and certain financial performance measures of the Company, including total shareholder return (“TSR”) and net income.

The following table sets forth the average Compensation Actually Paid to the Company’s PEO and the average Compensation Actually Paid to the Company’s Non-PEO NEOs for fiscal years 2025, 2024 and 2023. In addition, the table provides our cumulative Total Shareholder Return (“TSR”) and Net Income.

Year	Summary Compensation Table Total for PEO1(1)	Compensation Actually Paid to PEO1	Summary Compensation Table Total for PEO2(1)	Compensation Actually Paid to PEO2	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(3)	Net Income (Loss)(4)
2025	$835,076	$835,076	$205,381	$205,381	$546,962	$628,622	$131.94	$10,045
2024	688,620	782,744	-	-	413,742	454,430	106.15	(8,620)
2023	661,204	549,225	-	-	367,061	292,642	88.36	4,395
(1)	For the 2025 fiscal year, our PEOs were Michael J. Quinn (“PEO1”) from January 1, 2025 to October 20, 2025, and Matthew J. Smith (“PEO2”) from October 20, 2025 through December 31, 2025. For the 2024 and 2023 fiscal years our PEO was Michael J. Quinn. The dollar amounts reported are the amounts of total compensation reported for each corresponding year in the “Total” column of the Summary Compensation Table for each PEO. Refer to “Executive Compensation—Summary Compensation Table.”
(2)	For the 2025 and 2024 fiscal year, our Non-PEO NEOs were Jamie J. Bloom and Kevin Nihill, and for the 2023 fiscal year, our Non-PEO NEOs were Jamie J. Bloom and Michael McDermott. The dollar amounts reported represent the average of the amounts reported for our Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.
(3)	Total shareholder return value represents the Company’s TSR based on an initial $100 investment on December 31, 2022.
(4)	Net income (loss) is calculated in accordance with GAAP and reflects the amounts reported in the Company’s Annual Report on Form 10-K for the applicable year.

The following table sets forth the adjustments made during each year represented in the table above to arrive at Compensation Actually Paid to our PEO and average Compensation Actually Paid to our Non-PEO NEOs:

Year	Executive(s)	Summary Compensation Table Total	Minus Equity Awards from Summary Compensation Table	Plus Year-End Value of Unvested Awards Granted During the Year	Plus (Minus) Change in Value of Outstanding and Unvested Awards Granted in Prior Years	Plus (Minus) Change in Value of Prior Years’ Awards Vested During Year	Compensation Actually Paid
2025	PEO1	$835,076	$-	$-	$-	$-	$835,076
2025	PEO2	205,381	-	-	-	-	205,381
2025	Non-PEO NEOs	546,962	-	-	70,061	11,600	628,622
2024	PEO1	688,620	-	-	94,124	-	782,744
2024	PEO2	-	-	-	-	-	-
2024	Non-PEO NEOs	413,742	(59,550)	72,525	27,713	-	454,430
2023	PEO1	661,204	-	-	(111,979)	-	549,225
2023	PEO2	-	-	-	-	-	-
2023	Non-PEO NEOs	367,061	-	-	(74,419)	-	292,642

Below are charts illustrating the relationship between the Compensation Actually Paid to the PEO and the average Compensation Actually Paid to the Non-PEO NEOs and the Company’s TSR for 2023, 2024 and 2025 and the relationship between the Compensation Actually Paid to the PEO and the Average Compensation Actually Paid to the Non-PEO NEOs and the Company’s Net Income for 2023, 2024 and 2025:

Policies and Practices Related to the Grant of Certain Equity Awards

While the Company does not have formal policy or obligation that requires it to grant or award equity-based compensation on a specific date or dates, the Compensation Committee and the Board of Directors have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under the Company’s insider trading policy. Consequently, the Company has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding, or one business day following, the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information to impact the value of executive compensation.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Transactions with Related Persons

The federal securities laws generally prohibit publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Rhinebeck Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. At December 31, 2025, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Rhinebeck Bancorp or Rhinebeck Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2025, and were made in compliance with federal banking regulations.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

Rhinebeck Bancorp must receive proposals that stockholders seek to include in the proxy statement for our next annual meeting no later than December 16, 2026. If next year’s annual meeting is held on a date that is more than 30 calendar days before or after May 19, 2027, a stockholder proposal must be received by a reasonable time before Rhinebeck Bancorp begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2027 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting.  This deadline is March 22, 2027.

Our Bylaws provide that, for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice to the Corporate Secretary not less than 90 days nor more than 120 days before the date of the annual meeting. However, if less than 90 days’ notice or prior public disclosure of the annual meeting is given to stockholders and the date of the annual meeting is advanced more than 30 days before or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to stockholders or public disclosure of the annual meeting date was made. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to Rhinebeck Bancorp, Inc., 2 Jefferson Plaza, Poughkeepsie, New York 12601. Depending on the subject matter, the Corporate Secretary will forward the communication, handle the inquiry directly, or not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic or is unduly hostile, threatening, illegal or otherwise inappropriate. Communications regarding financial or accounting policies may be made in writing to the Chairman of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the President and Chief Executive Officer, at the same address.

MISCELLANEOUS

Rhinebeck Bancorp will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of Rhinebeck Bancorp common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

Rhinebeck Bancorp’s Annual Report on Form 10-K is included with this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain a copy by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2026.” The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning a proxy card or by voting via the Internet in advance of the meeting.

2026 RHINEBECK BANCORP, INC. PLEASE DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Signature__________________________________ Signature, if held jointly_________________________________ Date__________, 2026 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR AND “FOR” PROPOSALS 2 AND 3. 205161 Rhinebeck Proxy Card Rev1 Front CONTROL NUMBER  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet in advance of the meeting must be received by 11:59 p.m., Eastern Time, on May 18, 2026. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY 2. Ratification of Wolf & Company, P.C. as independent registered public accounting firm for the year ending December 31, 2026. 3. The approval of on an advisory (non-binding) basis, the compensation of our Named Executive Officers as presented in this Proxy Statement. 1. Election of Directors (1) William C. Irwin (2) Steven E. Howell (3) Sharon A. McGinnis (4) Matthew J. Smith (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR all nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY for all nominees

2026  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2026 Proxy Statement and the 2025 Annual Report to Stockholders are available at https://www.cstproxy.com/rhinebeckbancorp/2026 RHINEBECK BANCORP, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin Nihill and Jamie Bloom, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock held of record by the undersigned at the close of business on March 27, 2026 at the Annual Meeting of Stockholders of Rhinebeck Bancorp, Inc. to be held on May 19, 2026 or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. (Continued, and to be marked, dated and signed, on the other side) 205161 Rhinebeck Proxy Card Rev1 Back

2026 RHINEBECK BANCORP, INC. PLEASE DO NOT RETURN THIS ESOP VOTE AUTHORIZATION FORM IF YOU ARE VOTING ELECTRONICALLY. Signature_________________________________________Date_____________, 2026 Note: Please sign exactly as name appears hereon. Please mark your votes like this X ESOP VOTE AUTHORIZATION FORM THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR AND “FOR” PROPOSALS 2 AND 3. 205161 Rhinebeck Proxy Card ESOP Rev1 Front CONTROL NUMBER  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  INTERNET – www.cstproxyvote.com Use the Internet to submit your voting instructions. Have this ESOP Vote Authorization Form available when you access the above website. Follow the prompts to submit your instructions. MAIL – Mark, sign and date this ESOP Vote Authorization Form and return it in the postage-paid envelope provided. Your Internet vote instructions authorize the ESOP Trustee to vote your shares in the same manner as if you marked, signed and returned this ESOP Vote Authorization Form. Vote instructions must be received by 11:59 p.m., Eastern Time, on May 11, 2026. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY 2. Ratification of Wolf & Company, P.C. as independent registered public accounting firm for the year ending December 31, 2026. 3. The approval of on an advisory (non-binding) basis, the compensation of our Named Executive Officers as presented in this Proxy Statement. 1. Election of Directors (1) William C. Irwin (2) Steven E. Howell (3) Sharon A. McGinnis (4) Matthew J. Smith (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR all nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY for all nominees

2026  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2026 Proxy Statement and the 2025 Annual Report to Stockholders are available at https://www.cstproxy.com/rhinebeckbancorp/2026 RHINEBECK BANCORP, INC. ESOP VOTE AUTHORIZATION FORM THIS ESOP VOTE AUTHORIZATION FORM IS SOLICITED ON BEHALF OF THE ESOP TRUSTEE The undersigned hereby directs the trustee for the Rhinebeck Bank Employee Stock Ownership Plan (the “ESOP”) to vote the shares of Rhinebeck Bancorp, Inc. (the “Company”) common stock allocated to the undersigned’s account at the Annual Meeting of Stockholders of the Company to be held on May19, 2026, or at any adjournment thereof. If this form is not returned in a timely manner, the shares of common stock allocated to the participant’s ESOP account will be voted in the same proportion as shares for which the ESOP Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is brought before the Annual Meeting, shares will be voted by the ESOP Trustee in the manner intended to represent the best interest of participants and beneficiaries of the ESOP. At the present time, the ESOP Trustee knows of no other business to be brought before the Annual Meeting. THIS ESOP VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE ESOP VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE ESOP TRUSTEE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. 205161 Rhinebeck Proxy Card ESOP Rev1 Back (Continued, and to be marked, dated and signed, on the other side)

2026 RHINEBECK BANCORP, INC. PLEASE DO NOT RETURN THIS 401(k) PLAN VOTE AUTHORIZATION FORM IF YOU ARE VOTING ELECTRONICALLY. Signature_________________________________________Date_____________, 2026 Note: Please sign exactly as name appears hereon. Please mark your votes like this X 401(K) PLAN VOTE AUTHORIZATION FORM THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR AND “FOR” PROPOSALS 2 AND 3. 205161 Rhinebeck Proxy Card 401K Rev1 Front  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  INTERNET – www.cstproxyvote.com Use the Internet to submit your vote instructions. Have this 401(k) Plan Vote Authorization Form available when you access the above website. Follow the prompts to submit your instructions. MAIL – Mark, sign and date this 401(k) Plan Vote Authorization Form and return it in the postage-paid envelope provided. Your Internet vote instructions authorize the 401(k) Plan Trustee to vote your shares in the same manner as if you marked, signed and returned this 401(k) Plan Vote Authorization Form. Vote instructions must be received by 11:59 p.m., Eastern Time, on May 11, 2026. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY CONTROL NUMBER 2. Ratification of Wolf & Company, P.C. as independent registered public accounting firm for the year ending December 31, 2026. 3. The approval of on an advisory (non-binding) basis, the compensation of our Named Executive Officers as presented in this Proxy Statement. 1. Election of Directors (1) William C. Irwin (2) Steven E. Howell (3) Sharon A. McGinnis (4) Matthew J. Smith (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR all nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY for all nominees

2026  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2026 Proxy Statement and the 2025 Annual Report to Stockholders are available at https://www.cstproxy.com/rhinebeckbancorp/2026 RHINEBECK BANCORP, INC. 401(K) PLAN VOTE AUTHORIZATION FORM THIS 401(K) PLAN VOTE AUTHORIZATION FORM IS SOLICITED ON BEHALF OF THE 401(K) PLAN TRUSTEE The undersigned participant in the Rhinebeck Bank 401(k) Plan (the “401(k) Plan”) hereby directs the 401(k) Plan Trustee to vote the shares of Rhinebeck Bancorp, Inc. (the “Company”) common stock allocated to the undersigned’s account at the Annual Meeting of Stockholders of the Company to be held on May 19, 2026, or at any adjournment thereof. If this form is not returned in a timely manner, the shares of common stock allocated to the participant’s 401(k) Plan account will be voted in the same proportion as shares for which the 401(k) Plan Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is brought before the Annual Meeting, shares will be voted by the 401(k) Plan Trustee in the manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the 401(k) Plan Trustee knows of no other business to be brought before the Annual Meeting. THIS 401(K) PLAN VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE 401(K) PLAN VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING., AND IN ACCORDANCE WITH THE JUDGMENT OF THE 401(K) PLAN TRUSTEE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. 205161 Rhinebeck Proxy Card 401K Rev1 Back (Continued, and to be marked, dated and signed, on the other side)